UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 23, 2020

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska	91-0742812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2607 Southeast Blvd, Suite B211

Spokane, Washington 99223

(Address of principal executive offices, including zip code)

(509) 535-7367

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value	GRMC	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01Other Events.

On March 23, 2020, Goldrich Mining Company (the “Registrant” or the “Company”) announced it has signed an agreement with Nicholas Gallagher (“Gallagher”), a related party and member of the Company’s Board of Directors, in his capacity as Agent (“Agent”) for and on behalf of Gallagher and other lenders (Gallagher and the other lenders collectively, “Holders”). The agreement amends the Senior Secured Note financing previously noted in Goldrich’s new releases dated February 13, 2018 and August 20, 2018.

Goldrich (the “Borrower”) and its wholly-owned subsidiary, Goldrich Placer LLC (the “Guarantor”) and Holders entered into an Amended and Restated Loan, Security, and Intercreditor Agreement (collectively the “Amended 2019 Loan Agreement”), effective as of November 1, 2019 (as amended, supplemented, extended, restated, or otherwise modified from time to time), pursuant to which, in exchange for the secured promissory notes (the “Notes”) and other consideration:

1)Holders have loaned to Borrower prior to November 1, 2019, an aggregate principal amount of $3,987,368.49;

2)Gallagher has agreed to make additional loans to Borrower from and after November 1, 2019, totaling a maximum principal amount of $394,736.84 (the net proceeds of which to GMC will be $375,000), and

3)With the consent of Agent, any new lender or existing Holder may make an additional loan or loans under the Loan Agreement.

Under the Amended 2019 Loan Agreement:

1)The Borrower and Holders entered into a Deed of Trust whereunder the Notes are secured by a security interest in all real property, claims, contracts, agreements, leases, permits and the like.

2)The Borrower and any Holder may negotiate a separate agreement enabling the Borrower to issue shares to said Holder in satisfaction of some or all interest that may be due to said Holder.

3)The Guarantor entered into a Guaranty whereunder the Guarantor unconditionally guarantees and promises to pay to the order of each Holder

a.the principal sum of each Note held by such Holder when and as the same becomes due, whether at the stated maturity thereof, by acceleration, call for redemption, tender, or otherwise,

b.all Interest payable on each such Note when and as the same becomes due, and

c.any other amounts owing by Borrower to such Holder under the Loan Agreement or any other Loan Document when and as the same becomes due.

In an agreement separate from the Amended 2019 Loan Agreement, Goldrich and Mr. Gallagher have negotiated that Mr. Gallagher, at his option, has the right to convert outstanding but unpaid and future interest on his loans into stock of the Company at $0.015 per share.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.Description

10.1Form of Amended 2019 Loan Agreement

10.2Form of Senior Secured Promissory Note

10.3Form of Guarantee

10.4Form of Deed of Trust

99.1News Release, March 23, 2020*

* Furnished to, not filed with, the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: March 24, 2020	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer